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7. **Governing Law**. The corporate laws of the State of New York shall govern all ies concerning the relative rights of the Company and its shareholders. All other stions concerning the construction, validity, enforcement and interpretation of this eement shall be governed by the internal laws of the State of New York, without ing effect to any choice of law or conflict of law provision or rule (whether of the te of New York or any other jurisdictions) that would cause the application of the laws any jurisdictions other than the State of New York. Each party hereby irrevocably mits to the exclusive jurisdiction of the state and federal courts sitting in the City of v York, for the adjudication of any dispute hereunder or in connection herewith or h any transaction contemplated hereby or discussed herein, and hereby irrevocably ves, and agrees not to assert in any suit, action or proceeding, any claim that it is not sonally subject to the jurisdiction of any such court, that such suit, action or ceeding is brought in an inconvenient forum or that the venue of such suit, action or ceeding is improper. Each party hereby irrevocably waives personal service of process consents to process being served in any such suit, action or proceeding by mailing a y thereof to such party at the address for such notices to it under this Agreement and ees that such service shall constitute good and sufficient service of process and notice eof. Nothing contained herein shall be deemed to limit in any way any right to serve cess in any manner permitted by law. **EACH PARTY HEREBY IRREVOCABLY IVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A RY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.**

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

AMFIL TECHNOLGIES, INC.
By: Larry Lewerton

DIRECTOR
By:

DIRECTOR
By:

DIRECTOR

The COMPANY

INTERLOC-KINGS INC.
By: